UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

iSTAR FINANCIAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
	(5)	Total fee paid:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of iStar Financial Inc., a Maryland corporation, originally scheduled to be held on Wednesday, May 20, 2015, has been postponed and will now be held at the Sofitel Hotel, 45 West 44th Street, 2nd Floor, Bastille Room, New York, New York 10036 on Monday, June 1, 2015 at 9:30 a.m., local time, for the following purposes as further described in the proxy statement:

        1.     To elect to the board of directors six members to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. The nominees to the board are: Robert W. Holman, Jr., Robin Josephs, John G. McDonald, Dale Anne Reiss, Barry W. Ridings and Jay Sugarman.

        2.     To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

        3.     To consider and vote upon a "Say on Pay" resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in our 2015 proxy statement.

        4.     To consider and vote upon a resolution to approve, on a non-binding, advisory basis, a proposal submitted by a stockholder, if properly presented at the annual meeting; and

        5.     To transact such other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.

        The board has fixed the close of business on March 25, 2015 as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment of the meeting. Only holders of record of our common stock, par value $.001 per share (which includes both our regular common stock and our high performance common stock), and 8.00% Series D preferred stock, par value $.001 per share, at the close of business on that date will be entitled to vote at the annual meeting.

        We postponed the meeting to ensure that holders of our Series D preferred stock received proper notice of the meeting. Due to an error by the firm retained to distribute notice of the Annual Meeting and the related proxy materials to our stockholders, certain holders of our Series D preferred stock did not receive the annual meeting materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2015:

        We make proxy materials available to our stockholders on the Internet. You can access proxy materials at http://www.proxyvote.com. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone you must have the stockholder identification number that appears on the enclosed Notice of Internet Availability of Proxy Materials. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included in the Notice of Internet Availability of Proxy Materials.

        This supplement to our Proxy Statement, our Proxy Statement and our Annual Report to Stockholders are available at http://www.proxyvote.com.

By Order of the Board of Directors,

Geoffrey M. Dugan General Counsel, Corporate and Secretary New York, NY May 19, 2015

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ATTACHED PROXY CARD AS PROMPTLY AS POSSIBLE